UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed in a Current Report on Form 8-K filed on January 28, 2020 and a Current Report on Form 8-K filed on May 6, 2020, BorgWarner Inc., a Delaware corporation (the “Company”), entered into a Transaction Agreement, dated January 28, 2020, as amended on May 6, 2020 (the “Agreement”), by and between the Company and Delphi Technologies PLC, a public limited company formed under the laws of the Bailiwick of Jersey (“Delphi Technologies”), pursuant to which the Company, or one of its subsidiaries, would acquire Delphi Technologies in an all-stock transaction (the “Transaction”). On October 1, 2020 (the “Closing Date”), the Company and Delphi Technologies completed the Transaction. At the Effective Time (as defined below), the Company, through one of its subsidiaries, acquired all of the outstanding ordinary shares of Delphi Technologies, $0.01 par value per share (each, a “Delphi Share” and, collectively, the “Delphi Shares”), from the shareholders of Delphi Technologies (the “Delphi Shareholders”) in exchange for newly issued shares of common stock of the Company pursuant to a scheme of arrangement (the “Scheme of Arrangement”) under Part 18A of the Companies (Jersey) Law 1991, as amended from time to time. Following the implementation of the Transaction, Delphi Technologies became a wholly owned subsidiary of the Company.

Pursuant to the terms of the Agreement and the Scheme of Arrangement, the Company issued, in exchange for each Delphi Share, 0.4307 (the “Exchange Ratio”) of a share of common stock of the Company, par value $0.01 per share (each, a “Company Share”) and cash in lieu of any fractional Company Share. In the aggregate, the Company delivered approximately 37,190,829 Company Shares to former Delphi Shareholders, plus cash in lieu of fractional shares, in exchange for the Delphi Shares.

The Transaction was subject to various conditions, including the sanctioning of the Scheme of Arrangement by the Royal Court of Jersey (the “Court Order”), which Court Order was issued on the Closing Date and delivered to the Registrar of Companies in Jersey (such date and time of the delivery of the Court Order, the “Effective Time”). The Transaction was also subject to certain conditions relating to the indebtedness and financial performance of Delphi Technologies, which conditions were satisfied.

Subject to certain exceptions, each award of restricted stock units (other than performance-based restricted stock units) of Delphi Technologies (an “Existing RSU Award”) was, as of immediately prior to the Effective Time, cancelled and automatically converted into an award of restricted stock units of the Company (“Company RSUs”) covering a number of Company Shares determined by multiplying the number of Delphi Shares subject to such Existing RSU Award immediately prior to the closing of the Transaction by the Exchange Ratio (and rounding up or down to the nearest whole number). The converted Company RSUs have the same terms and conditions as the Existing RSU Awards and will generally become fully vested upon certain qualifying terminations of employment of the holder thereof prior to the second anniversary of the Effective Time. Existing RSU Awards that were not converted into Company RSUs were, as of immediately prior to the Effective Time, cancelled and automatically converted into the right to receive, for each restricted stock unit, an amount of cash equal to $16.6074 (the “Cash Value”). The amount of the Cash Value was equal to the product of (A) the volume-weighted average price of Company Shares on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the Effective Time and (B) the Exchange Ratio. Subject to certain exceptions, each award of performance-based restricted stock units of Delphi Technologies (an “Existing PSU Award”) was, as of immediately prior to the Effective Time, cancelled and automatically converted into an award of Company RSUs covering a number of Company Shares determined by multiplying: (i) the number of Delphi Shares subject to such Existing PSU Award immediately prior to the closing of the Transaction (with performance deemed to have been achieved for this purpose at the target number of Delphi Shares subject to such Existing PSU Award); by (ii) the Exchange Ratio (and rounding up or down to the nearest whole number) (such restricted stock unit of the Company, a “Converted PSU Award”). Each Converted PSU Award is subject to the same time-based vesting conditions that applied to the Existing PSU Award immediately prior to the closing of the Transaction and is not subject to any performance-based vesting conditions. In all other respects, the Converted PSU Award is subject to substantially the same terms and conditions applicable to the Existing PSU Award and will generally become fully vested upon certain qualifying terminations of employment of the holder thereof prior to the second anniversary of the Effective Time. Each Existing PSU Award that was not converted into a Converted PSU Award was, as of immediately prior to the Effective Time, cancelled and automatically converted into the right to receive, for each restricted stock unit subject to such Existing PSU Award (which, for this purpose, was a number equal to the target number of Delphi Shares subject to the Existing PSU Award), an amount of cash equal to the Cash Value. Each award of options to acquire Delphi Shares that was outstanding and unexercised immediately prior to the Effective Time was, as of the Effective Time, cancelled and automatically converted into the right to receive an amount of cash equal to the product of: (i) the excess, if any, of the Cash Value over the exercise price per Delphi Share of such option, multiplied by (ii) the total number of Delphi Shares subject to such option. Each award of restricted stock units that was granted to a non-employee member of the Board of Directors of Delphi Technologies was, in accordance with the terms applicable to such restricted stock units under the applicable plan and award agreement pursuant to which the units were granted: (i) vested as of the Effective Time; and (ii) cancelled and converted into the right to receive, for each restricted stock unit subject to such award, an amount of cash equal to the Cash Value.

As of the Effective Time, the Company assumed all of the Delphi Technologies stock plans, including with respect to any amount of shares (as adjusted pursuant to the Exchange Ratio) that remain (or may again become) available for future issuance thereunder, subject to any limitations under applicable law or any applicable securities exchange listing requirements.

The foregoing summaries of the Transaction and the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Agreement, which was originally filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 29, 2020, and which was amended on May 6, 2020, as reported on the Company’s Current Report on Form 8-K filed on May 6, 2020. The Agreement is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of Company Shares in connection with the Transaction is incorporated herein by reference. The Company Shares issued in connection with the Transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act and/or the regulations promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2020, the Board of Directors of the Company (the “Board”) acted to increase the size of the Board to eleven members and appointed Nelda J. Connors (“Ms. Connors”) and David S. Haffner (“Mr. Haffner” and, together with Ms. Connors, the “Appointees”) to the Board to fill the vacancies created by the increase contingent and effective upon the completion of the Transaction. There are no transactions and no proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K between either of the Appointees (or any members of their immediate families) and the Company (or any of its subsidiaries), and there are no arrangements or understandings between the Appointees or any other person or entity pursuant to which the Appointees were each appointed as directors of the Company. In connection with the appointment of the Appointees, there are no compensatory or other arrangements made with either of the Appointees, though they will be entitled to the same directors' fees as other non-employee directors of the Company. At the time of their respective appointments, neither of the Appointees was appointed to serve as a member of any committee of the Board.

Item 7.01. Regulation FD Disclosures

On October 2, 2020, the Company issued a press release furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 8.01. Other Events

On October 2, 2020, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
2.1	Transaction Agreement, dated January 28, 2020 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed January 29, 2020)
2.2	Amendment and Consent Agreement, dated May 6, 2020 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 6, 2020)
99.1	Press Release dated October 2, 2020
99.2	Press Release dated October 2, 2020
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: October 2, 2020	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary